UACSC 97-C
                   UNION ACCEPTANCE CORPORATION
                            (Servicer)
                       MONTH ENDING 6/30/98


PRINCIPAL BALANCE RECONCILIATION             D O L L A R S                                                            NUMBERS
                                                 CLASS A-1        CLASS A-2         CLASS A-3      TOTAL CLASS A's
                                              -------------    -------------    --------------     --------------     ------
Original Principal Balance                    27,495,000.00    87,325,000.00    103,570,162.24     218,390,162.24     15,568
Beginning Period Principal Balance                     0.00    64,658,248.14    103,570,162.24     168,228,410.38     13,141
Principal Collections - Scheduled Payments             0.00     2,251,391.32              0.00       2,251,391.32
Principal Collections - Payoffs                        0.00     2,079,765.66              0.00       2,079,765.66        203
Principal Withdrawal from Payahead                     0.00         6,914.98              0.00           6,914.98
Gross Principal Charge Offs                            0.00       572,524.69              0.00         572,524.69         45
Repurchases                                            0.00         1,499.51              0.00           1,499.51          1
                                              -------------    -------------    --------------     --------------     ------
Ending Balance                                         0.00    59,746,151.98    103,570,162.24     163,316,314.22     12,892
                                              =============    =============    ==============     ==============     ======


Certificate Factor                                0.0000000        0.6841815         1.0000000          0.7478190
Pass Through Rate                                    6.2104%           6.290%            6.490%            6.3748%


CASH FLOW RECONCILIATION

Principal Wired                                                4,356,456.72
Interest Wired                                                 1,765,418.35
Withdrawal from Payahead Account                                  10,341.68
Repurchases (Principal and Interest)                               1,591.75
Charge Off Recoveries                                            128,860.40
Interest Advances                                                 38,222.92
Certificate Account Interest Earned                               20,031.72
Spread Account Withdrawal                                              0.00
Class A Surety Bond Draw
     for Class I Interest                                              0.00
Class A Surety Bond Draw for
     Class A Principal or Interest                                     0.00
                                                             --------------

Total Cash Flow                                                6,320,923.54
                                                             ==============


TRUSTEE DISTRIBUTION (7/08/98)

Total Cash Flow                                                6,320,923.54
Unrecovered Advances on Defaulted Receivables                     16,385.27
Servicing Fee (Due and Unpaid)                                         0.00
Interest to Class A-1 Certificateholders                               0.00
Interest to Class A-2 Certificateholders                         338,916.98
Interest to Class A-3 Certificateholders                         560,141.96
Interest to Class I Certificateholders                           166,782.09
Principal to Class A-1 Certificateholders                              0.00
Principal to Class A-2 Certificateholders                      4,912,096.16
Principal to Class A-3 Certificateholders                              0.00
Surety Bond Premium                                               20,414.54
Interest Advance Recoveries from Payments                         27,498.47
Unreimbursed draws on Class A's Surety Bond
     for Class I Interest                                              0.00
Unreimbursed draws on Class A's Surety Bond
     for Class A Principal or                                          0.00
Interest
Deposit to Payahead                                               28,208.02
Certificate Account Interest to Servicer                          20,031.72
Payahead Account Interest to Servicer                                923.89
Excess                                                           229,524.44
                                                             --------------

Net Cash                                                               0.00
                                                             ==============



Servicing Fee Retained from Interest Collections                 140,190.34

SPREAD ACCOUNT  RECONCILIATION


Original Balance                                                       0.00
Beginning Balance                                              2,729,877.03
Trustee Distribution of Excess                                   229,524.44
Interest Earned                                                   11,732.95
Spread Account Draws                                                   0.00
Reimbursement for Prior Spread Account Draws                           0.00
Distribution of Funds to Servicer                               (241,257.39)
                                                             --------------
Ending Balance                                                 2,729,877.03
                                                             ==============

Required Balance                                               2,729,877.03



FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION


Original Balance                                              10,919,508.11
Beginning Balance                                              5,681,543.49
Reduction Due to Spread Account                                        0.00
Reduction Due to Principal Reduction                            (245,604.81)
                                                             --------------
Ending Balance                                                 5,435,938.68
                                                             ==============

First Loss Protection Required Amount                          5,435,938.68
First Loss Protection Fee %                                           2.00%
First Loss Protection Fee                                          9,059.90



SURETY BOND  RECONCILIATION


Original Balance                                             218,390,162.24
Beginning Balance                                            166,741,142.66
Draws                                                                  0.00
Reimbursement of Prior Draws                                           0.00
                                                             --------------
Ending Balance                                               166,741,142.66
                                                             ==============

Adjusted Ending Balance Based Upon Required Balance          161,792,468.56
                                                             ==============
Required Balance                                             161,792,468.56


PAYAHEAD RECONCILIATION


Beginning Balance                                                218,990.51
Deposit                                                           28,208.02
Payahead Interest                                                    923.89
Withdrawal                                                        10,341.68
Ending Balance                                                   237,780.74
                                                             ==============

CURRENT DELINQUENCY
                                           GROSS
  # PAYMENTS DELINQUENT     NUMBER        BALANCE      PRINCIPAL     INTEREST
  ---------------------     ------        -------      ---------     --------
1 Payment                     137     1,745,355.04     20,559.19    20,434.60
2 Payments                     78     1,129,017.81     24,939.95    26,270.45
3 Payments                     25       354,236.38     12,028.20    11,904.36
                              ---     ------------     ---------    ---------
Total                         240     3,228,609.23     57,527.34    58,609.41
                              ===     ============     =========    =========

Percent Delinquent          1.862%           1.977%




DELINQUENCY RATE (60+)
                                                                 RECEIVABLE
                                             END OF PERIOD       DELINQUENCY
      PERIOD         BALANCE                 POOL BALANCE           RATE
      ------         -------                 ------------           ----
Current           1,483,254.19              163,316,314.22          0.91%
1st Previous      1,609,677.29              168,228,410.38          0.96%
2nd Previous      1,620,955.46              173,193,739.91          0.94%


NET LOSS RATE

                                                                                           DEFAULTED
                                                      LIQUIDATION        AVERAGE            NET LOSS
   PERIOD                              BALANCE         PROCEEDS        POOL BALANCE       (ANNUALIZED)
   ------                              -------         --------        ------------       ------------
Current                               572,524.69      128,860.40      165,772,362.30         3.21%
1st Previous                          530,980.93       51,534.43      170,711,075.15         3.37%
2nd Previous                          229,708.78      161,027.22      175,704,408.86         0.47%

Gross Cumulative Charge Offs        2,869,758.81
Number of Repossessions                       51
Number of Inventoried Autos EOM               60


EXCESS YIELD TRIGGER
                                                               EXCESS YIELD
                         EXCESS            END OF PERIOD        PERCENTAGE
    PERIOD               YIELD             POOL BALANCE        (ANNUALIZED)
    ------               -----             ------------        ------------
Current                302,540.09         163,316,314.22          2.22%
1st Previous           152,850.00         168,228,410.38          1.09%
2nd Previous           648,306.14         173,193,739.91          4.49%
3rd Previous           595,110.73         178,215,077.80          4.01%
4th Previous           451,422.87         184,093,615.75          2.94%
5th Previous           466,689.01         189,066,887.49          2.96%

                                                CURRENT
                                                 LEVEL       TRIGGER     STATUS
                                                 -----       -------     ------
Six Month Average Excess Yield                   2.95%         1.50%       OK

Trigger Hit in Current or any Previous Month                               NO



DATE: 7/8/98                                     /s/ Nancy Meltabarger
                                                 ---------------------------
                                                      NANCY MELTABARGER
                                                  ASSISTANT VICE PRESIDENT